Exhibit 3.35

PHELPS DODGE OUTOKUMPU COPPER OY

INTERNATIONAL CORPORATION

(A Delaware Corporation)

BY - LAWS

(As revised to and including 13 March 1991)

PHELPS DODGE OUTOKUMPU COPPER OY

INTERNATIONAL CORPORATION

BY-LAWS

TABLE OF CONTENTS

ARTICLE I

Stockholders.			Page

Section	1.01	Annual Meetings	1
Section	1.02	Special Meetings	1
Section	1.03	Place of Meeting	2
Section	1.04	Notice of Meetings	2
Section	1.05	Quorum	3
Section	1.06	Voting	3
Section	1.07	List of Stockholders	4
ARTICLE II
Board of Directors.

Section	2.01	General Powers	5
Section	2.02	Number and Term of Office	5
Section	2.03	Election of Directors	5
Section	2.04	Annual and Regular Meetings	5
Section	2.05	Special Meetings; Notice	6
Section	2.06	Quorum	6
Section	2.07	Manner of Acting	7
Section	2.08	Resignations	7
Section	2.09	Removal of Directors	7
Section	2.10	Vacancies and Newly Created Directorships	7
Section	2.11	Compensation	8
ARTICLE III
Executive Committee and Other Committees.

Section	3.01	How Constituted	8
Section	3.02	Powers	9
Section	3.03	Proceedings	9
Section	3.04	Quorum and Manner of Acting	9

			Page

Section	3.05	Resignations	10
Section	3.06	Removal	10
Section	3.07	Vacancies	10
Section	3.08	Other Committees	10

ARTICLE IV

Officers.

Section	4.01	Number	11
Section	4.02	Election, Term of Office and Qualifications	11
Section	4.03	Subordinate Officers, etc.	11
Section	4.04	Resignations	12
Section	4.05	Removal	12
Section	4.06	Vacancies and Newly Created Offices	12
Section	4.07	The President	12
Section	4.08	The Vice-Presidents	13
Section	4.09	The Secretary	13
Section	4.10	The Treasurer	15
Section	4.11	The Controller	16
Section	4.12	Salaries	16
Section	4.13	Surety Bonds	16

ARTICLE V

Execution of Instruments, Borrowing of Money and Deposit of Corporate Funds.

Section	5.01	Execution of Instruments	17
Section	5.02	Loans	17
Section	5.03	Deposits	18
Section	5.04	Checks, Drafts, etc.	18
Section	5.05	Sale, Transfer, etc. of Securities	18
Section	5.06	Voting upon Stocks	18

ARTICLE VI

Capital Stock.

Section	6.01	Certificate of Stock	19
Section	6.02	Transfer of Stock	20
Section	6.03	Regulations	20
Section	6.04	Closing of Transfer Books and Fixing of Record Date	20

			Page

Section	6.05	Dividends	21
Section	6.06	Lost or Destroyed Certificates	21

ARTICLE VII

Miscellaneous Provisions.

Section	7.01	Offices	21
Section	7.02	Fiscal Year	22
Section	7.03	Corporate Seal	22
Section	7.04	Reimbursement of Litigation Expenses	22

ARTICLE VIII

Amendments.

Section	8.01	Amendments	22

PHELPS DODGE OUTOKUMPU COPPER OY

INTERNATIONAL CORPORATION

BY-LAWS

ARTICLE I

STOCKHOLDERS

Section 1.01. Annual Meetings: The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at 11:30 o’ clock in the forenoon on the first Tuesday in October in each year (amended from “fourth Wednesday in March” at 9/12/61 Special Board Meeting) commencing with the year 1962, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday. Such time of meeting shall not be changed within sixty days next before the day on which the election is to be held. A notice of any such change shall be given to each stockholder twenty days before the election is to be held, in person or by letter mailed to his last known post office address. (D.C.L. Section 222.)1

Section 1.02. Special Meetings: Special meetings of the stockholders may be called at any time by the President or, in the President’s absence or disability, by any Vice-President, or by the Board of Directors, and shall be immediately called by the President, or, in his absence or disability, by a Vice-President, or by the Secretary, upon the written request of persons holding of record in the aggregate one-fourth or more of the outstanding shares of stock of the Corporation at the time entitled to vote for the election of directors, such written request to state the purpose or purposes of the meeting and to be delivered to the President, such Vice-President or the Secretary. In case of failure to call such meeting within twenty days after such request, such stockholder or stockholders may call the same.

[1]	Citations of the Delaware Corporation Law (Title 8 of the Delaware Code, as amended and in effect as of December 28, 1960) are inserted for reference only, and do not constitute a part of the By-Laws.

Section 1.03. Place of Meeting: All meetings of the stockholders for the election of directors shall be held at the office of the Corporation at 300 Park Avenue in the Borough of Manhattan, City, County and State of New York. A different place of meeting within the City of New York may be fixed by the Board of Directors at any time provided that at least ten days’ notice of the place so fixed shall be given to each stockholder in person or by letter mailed to his last known post office address. Such place of meeting shall not be changed to a place outside of the City of New York within sixty days next before the day on which the election is to be held and a notice of such change shall be given to each stockholder, twenty days before the election is held, in person or by letter mailed to him at his last known post office address. All other meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof, except as at the time otherwise required by statute with respect to any meeting called to consider the proposed dissolution of the Corporation. (D.C.L. Sections 211, 222, 275.)

Section 1.04. Notice of Meetings: Except as at the time otherwise required by Sections 1.01 and 1.03 hereof, or by statute in connection with a proposed consolidation, merger or dissolution of the Corporation or a proposed reduction of its capital, or otherwise, the Secretary or an Assistant Secretary shall cause notice of the time, place and purpose or purposes of each meeting of the stockholders (whether annual or special) to be mailed, at least twenty (but not more than fifty) days prior to the meeting, to each stockholder of record entitled to vote at his post office address as the same appears on the books of the Corporation at the time of such mailing. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy, or to any stockholder with whom communication is at the time unlawful by virtue of any law of the State of Delaware or of the United States of America at the time in force or any rule, regulation, proclamation or executive order issued under any such law. Notice of any adjourned meeting of the stockholders of the Corporation need not be given, unless at the time required by statute in connection with a meeting called to consider a proposed dissolution of the Corporation. (D.C.L. Sections 212, 229, 230, 244(a), (e), 251(c), 275(a), 312(1).)

Section 1.05. Quorum: Except as at the time otherwise required by statute, by the Certificate of Incorporation or by these By-Laws, the presence at any meeting of the stockholders, in person or by proxy, of the holders of record of shares of stock (of any class) entitled to vote at the meeting aggregating at least a majority of the total number of shares of stock of all classes then issued and outstanding and entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders entitled to vote at the meeting and present thereat in person or by proxy, or if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time for periods not exceeding twenty days in any one case. At any such adjourned meetings at which a quorum may be present, any business may be transacted which might have been transacted at the meeting originally called. (D.C.L. Sections 216, 224.)

Section 1.06. Voting: Except as at the time otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders every holder of record of stock entitled to vote at such meeting shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation at the time of such meeting, except as hereinafter in this Section 1.06 provided with respect to election of directors and except where, pursuant to the provisions of Section 6.05 hereof, a date shall have been fixed as a record date for the determination of the stockholders entitled to vote. Except where, pursuant to the provisions of Section 6.05 hereof, the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors. At each meeting of stockholders each stockholder entitled to vote shall be entitled to vote in person or by proxy, provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing and provided, also, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Said instrument authorizing a proxy to act shall be delivered to the Secretary of the Corporation or to such other officer or person who may, in the absence of the Secretary, be acting as Secretary of the meeting. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent said stock and vote thereon. Shares belonging to the Corporation shall not be voted directly or indirectly. At all meetings of the stockholders, except as at the time otherwise expressly required by statute, by the Certificate of Incorporation, or by Sections 2.03 or 2.09 hereof, all matters shall be decided by a vote of the majority of the votes cast by the stockholders entitled to vote thereat and present thereat in person or by proxy. The vote upon any question before a meeting of the stockholders shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. (D.C.L. Sections 102(b)(4), 151(a), (f), 160, 212, 213, 217, 218(a), 220.)

Section 1.07. List of Stockholders: It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order. Such list shall be open at the place where said election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof and be subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election. (D.C.L. Sections 219, 220.)

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers: The property, affairs and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation, whether derived from law or the Certificate of Incorporation, except such powers as are, by statute, by the Certificate of Incorporation, or by these By-Laws, vested solely in the stockholders of the Corporation. (D.C.L. SectionB 102(b)(1), 109, 141(a).)

Section 2.02. Number and Term of Office: The Board of Directors shall consist of not less than three Directors, such number to be fixed from time to time by resolution of the stockholders or the Board of Directors. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her death, or until he or she shall have resigned in the manner provided in Section 2.08 hereof, or shall have been removed in the manner provided in Section 2.09 hereof.

Amended 5/7/2002

Section 2.03. Election of Directors: The Directors shall be elected at the first meeting of the Incorporators. Thereafter, except as otherwise provided in Sections 2.09 and 2.10 hereof, the Directors shall be elected annually at the annual meetings of the stockholders. In the event of the failure to elect Directors at an annual meeting of the stockholders, then Directors may be elected at any regular or special meeting of stockholders entitled to vote for the election of Directors, provided that notice of such meeting shall contain mention of such purpose. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be chosen and elected by a plurality of the votes validly cast at such election. Directors need not be stockholders or residents either of the State of Delaware or the United States. (D.C.L. Sections l41(b), 222, 224, 226.)

Section 2.04. Annual and Regular Meetings: The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year immediately after the annual meeting of the stockholders at the place of such annual meeting of stockholders, and notice of such annual meeting of the Board of Directors shall not be required to be given. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) thereof. Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such actions shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his rosidence or usual place of business. (D.C.L. Sections 211, 229.)

Section 2.05. Special Meetings; Notice: Special meetings of the Board of Directors shall be held whenever called by the President, or, in the absence or disability of the President, by any VicePresident, or by two or more Directors, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Notice of each special meeting, stating the time and place thereof, shall be mailed to each Director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such residence or usual place of business by telegram, radio or cable or delivered to him personally, not later than two days before the day on which the meeting is to be held. Notice of any special meeting need not be given to any Director who shall attend such meeting in person, or to any Director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting. (D.C.L. Sections 211, 229, 275(a).)

Section 2.06. Quorum: At all meetings of the Board of Directors the presence of a majority of the total authorized number of Directors at the time fixed in accordance with Section 2.02 hereof shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of such total authorized number of Directors shall be required for any action by the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. (D.C.L. Section 141(b).)

Section 2.07. Manner of Acting: The Directors shall act only as a Board and the individual Directors shall have no power as such, except that any action (including ratification of prior acts of officers) required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board. (D.C.L. Section 141(a), (g).)

Section 2.08. Resignations: Any Director may resign at any time by delivering a written resignation to either the President, a Vice-President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. (D.C.L. Section 222.)

Section 2.09. Removal of Directors: Any Director may be removed at any time upon affirmative vote of the holders of a majority of the outstanding shares of the stock of the Corporation entitled to vote for the election of such Director, given at any annual or special meeting of such stockholders called for the purpose for any cause deemed sufficient by such meeting. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed; if such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.10 hereof. The provisions of this Section 2.09 may be amended, altered or repealed only by the stockholders in the manner specified in clause (a) of Section 8.01 hereof. (D.C.L. Section 223.)

Section 2.10. Vacancies and Newly Created Directorships: If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act and such vacancies or newly created Directorships (unless theretofore filled by the stockholders in accordance with the provisions of Section 2.09 hereof or of this Section 2.10) may be filled by a majority vote of the total authorized number of Directors at the time fixed in accordance with Section 2.02 hereof, in any way approved by the meeting, provided that whenever requested by a Director such vote shall be by ballot. Any such vacancy or newly created Directorship (unless theretofore filled by the Directors then in office in accordance with the provisions of this Section 2.10) may also be filled by the holders of stock entitled to vote for the election of directors at any meeting held during the existence of such vacancy or during the time that such newly created Directorship remains unfilled, provided that the notice of the meeting shall have mentioned such vacancy, expected vacancy or newly created Directorship. (D.C.L. Section 223.)

Section 2.11. Compensation: The Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum may be allowed to each Director, who is not an active, salaried employee of the Company, together with expenses of attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation for such services.

ARTICLE III

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 3.01. How Constituted: The Board of Directors, by resolution or resolutions passed by a majority of the total authorized number of Directors, may designate an Executive Committee, which shall consist of such number of Directors, not less than two, as from time to time shall be fixed by resolution or resolutions similarly passed. Thereafter members of the Executive Committee shall be designated annually, in like manner, at the annual meeting of the Board of Directors; provided, however, that the Executive Committee from time to time may be abolished by resolution or resolutions similarly passed and may be redesignated in like manner. Each member of the Executive Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall be and remain a Director and shall hold office until his successor shall have been designated or until he shall cease to be a Director or until his death or until he shall have resigned in the manner provided in Section 3.05 hereof or shall have been removed in the manner provided in Section 3.06 hereof. (D.C.L. Section l4l(c).)

Section 3.02. Powers: During the intervals between the meetings of the Board of Directors, unless otherwise provided from time to time by resolution passed by a majority of the total authorized number of Directors, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to amend the By-Laws. Such Committee shall have power to authorize the seal of the Corporation to be affixed to all papers which may require It. (D.C.L. Section 141(c).)

Section 3.03. Proceedings: Meetings of the Executive Committee shall be held whenever called by the President, or any two or more members, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Notice of each meeting, stating the time and place thereof, shall be mailed to each member of the Executive Committee, addressed to him at his residence or usual place of business or shall be sent to him personally, at least 24 hours before the meeting is to be held. Notice of any meeting need not be given to any member who shall attend such meeting in person, or who shall waive notice of such meeting in writing, either before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting. The Executive Committee may fix its own rules of procedure. It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the Annual or Regular Meeting of the Board of Directors next following.

Section 3.04. Quorum and Manner of Acting: At all meetings of the Executive Committee the presence of members constituting a majority of the total authorized membership of the Executive Committee, but in no event less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. The members of the Executive Committee shall act only as a Committee and the individual members thereof shall have no power as such, except that any action (including ratification of prior acts of officers) required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Committee and such written consent is filed with the minutes of proceedings of the Committee. (D.C.L. Section 141(g).)

Section 3.05. Resignations: Any member of the Executive Committee may resign at any time by delivering a written resignation to either the President, a Vice-President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.06. Removal: Any member of the Executive Committee may be removed at any time, either for or without cause, by a vote of a majority of the total authorized number of Directors passed at any meeting of the Board of Directors.

Section 3.07. Vacancies: If any vacancy shall occur in the Executive Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, provided they shall be at least two in number, and such vacancy may be filled at any meeting of the Board of Directors by resolution passed by a majority of the total authorized number of Directors. (D.C.L. Section 141(c).)

Section 3.08. Other Committees: The Board of Directors, by resolution or resolutions passed by a majority of the total authorized number of Directors, may designate one or more other Committees, each such Committee to consist of two or more of the Directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution of the Board of Directors. (D.C.L. Section 141(c).)

ARTICLE IV

OFFICERS

Section 4.01. Number: The officers of the Corporation shall be a President, such number and classes of Vice-Presidents as the Board of Directors may from time to time determine, a Controller, a Secretary and a Treasurer and such other officers as may be appointed in accordance with the provisions of Section 4.03 hereof. (D.C.L. Sections 122(5), 142.)

Section 4.02. Election, Term of Office and Qualifications: The officers (except such officers as may be appointed in accordance with the provisions of Section 4.03 hereof) shall be chosen by the Board of Directors annually at its annual meeting. In the event of the failure to choose officers at an annual meeting of the Board of Directors, then officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the Board of Directors and until his successor shall have been chosen and qualified, or until his death, or until he shall resign in the manner provided in Section 4.04 hereof or shall have been removed in the manner provided in Section 4.05 hereof. Any number of offices may be held by the same person, except that if any person shall hold the offices of President and Secretary he may not hold any other office. The President shall be and remain a Director of the Corporation during the term of his office. No other officer need be a Director. (D.C.L. Section 142.)

Section 4.03. Subordinate Officers, etc.: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine. The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities and duties. (D.C.L. Section 142(c).

Section 4.04. Resignations: Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4.05. Removal: Any officer may be removed from office, either for or without cause, at any special meeting of the Board of Directors called for the purpose, or at a regular meeting, by the vote of a majority of the total authorized number of Directors. Any officer or agent appointed in accordance with the provisions of Section 4.03 hereof may also be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 4.06. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting. (D.C.L. Section 142(e).)

Section 4.07. The President: The President shall have the following powers and duties:

(a) He shall be the chief executive officer of the Corporation and shall perform such duties, in addition to those specified below in this Section 4.07, as may be assigned to him by the Board of Directors.

(b) He shall preside at all stockholders’ meetings.

(c) He shall preside at all meetings of the Board of Directors.

(d) Subject to the direction of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation, and general supervision over its officers, employees and agents.

(e) He shall sign (unless a Vice-President shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors. (D.C.L. Section 158.)

(f) He shall have all powers and perform all duties incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4.08. The Vice-Presidents: The Board of Directors may, from time to time, designate and elect an Executive Vice-President and one or more Vice-Presidents. Each Vice-President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request or in the absence or disability of the President, the Executive Vice-President may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If no Executive Vice-President has been chosen, or if such officer is absent or disabled, the Vice-President designated as senior Vice-President by the Board of Directors, or (in the absence of such designation by the Board of Directors) by the President, may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign (unless the President or another Vice-President shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors. (D.C.L. Section 158.)

Section 4.09. The Secretary: The Secretary shall have the following powers and duties:

(a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders or of the Board of Directors in books provided for that purpose. (D.C.L. Section 142(a).)

(b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute.

(c) Whenever any Committee shall be appointed in pursuance of a resolution of the Board of Directors, he shall furnish the Chairman of such Committee with a copy of such resolution.

(d) He shall be the custodian of the records and of the seal of the Corporation, and cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

(e) He shall see that the books, reports, statements, certificates and other documents and records required by statute are properly kept and filed.

(f) He shall have charge of the stock books of the Corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the Corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and the time when each became such holder of record; and he shall exhibit at all reasonable times to any Director, upon application, the original or duplicate stock register.

(g) He shall perform the duties required of him under Section 1.07 hereof.

(h) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors. (D.C.L. Section 158.)

(l) He shall perform, in general, all duties incident to the office of Secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

Section 4.10. The Treasurer: The Treasurer shall have the following powers and duties:

(a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation.

(b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 5.03 hereof.

(c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 5.04 hereof) upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed.

(d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(e) He shall cause to be kept correct books of account of all the business and transactions of the Corporation and exhibit such books to any Director, upon application, at such office during business hours.

(f) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

(g) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors. (D.C.L. Section 158.)

(h) He shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

Section 4.11. The Controller: The Controller shall have the following powers and duties:

(a) He shall keep just, true, correct and suitable cash, check and bank books, showing particularly all the moneys received, deposited, drawn and disbursed, for what, and from whom received, to whom and for what paid.

(b) He shall keep account of all assets and liabilities of the Corporation.

(c) He shall see that all payments of money by the Corporation are duly authorized.

(d) He shall be the custodian of all investment securities, contracts and other evidences of the assets of the Corporation.

(e) He shall render to the President or the Board of Directors, whenever requested, such statements of accounts as may be required.

(f) He shall perform, in general, all duties incident to the office of Controller and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

Section 4.12. Salaries: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation (D.C.L. Section 122(5).)

Section 4.13. Surety Bonds: In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation which may come into his hands; and, in such case, a new bond of like character shall be given at least every six years, so that the date of the new bond shall not be more than six years after the date of the bond immediately preceding. (D.C.L. Sections 142(c), 145.)

ARTICLE V

EXECUTION OF INSTRUMENTS, BORROWING

OF MONEY AND DEPOSIT OF CORPORATE

FUNDS

Section 5.01. Execution of Instruments: The President or any Vice-President, subject to the approval of the Board of Directors and to any limitations contained in the Certificate of Incorporation or in these By-Laws, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may, subject to any limitation contained in the Certificate of Incorporation or in these By-Laws, authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation; any such authorizations may be general or confined to specific instances.

Section 5.02. Loans: No loans or advances shall be made by the Corporation to others or contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors; any such authorization may be general or confined to specific instances. Any two officers of the Corporation thereunto so authorized may effect loans and advances by or to the Corporation, and may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any two officers of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 5.03. Deposits: All money of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 5.04. Checks, Drafts, etc.: All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Corporation and its orders for the payment of money shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

Section 5.05. Sale, Transfer, etc. of Securities: The President or any Vice-President, together with the Treasurer or the Secretary, to the extent authorized by the Board of Directors, may sell, transfer, endorse and assign any and all shares of stocks, bonds and other securities owned by or standing in the name of the Corporation, and may make, execute and deliver in the name of and as the act of the Corporation, under its corporate seal, any and all instruments in writing necessary or proper to carry such sales, transfers, endorsements and assignments into effect.

Section 5.06. Voting upon Stocks: Unless otherwise ordered by the Board of Directors, the President or any Vice-President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE VI

CAPITAL STOCK

Section 6.01. Certificate of Stock: Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or any Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, sealed with the seal of the Corporation and certifying the number and kind of shares owned by him in the Corporation. (D.C.L. Sections 122(3), 158.) In case any such certificate shall be for shares only a part of the consideration to be paid for which shall have been paid, such certificate shall state that it represents partly paid shares, and shall show on the face or back thereof the total amount of the consideration to be paid therefor, the amount paid thereon and when the remainder of such consideration shall be payable. (D.C.L. Section 156.) In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation; and the issuance and delivery by the Corporation of any such certificate or certificates shall constitute an adoption thereof. (D.C.L. Section 158.) Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked “Cancelled” with the date of cancellation.

Section 6.02. Transfer of Stock: Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation, such fact shall be expressed in the entry of the transfer. (D.C.L. Sections 159, 183.)

Section 6.03. Regulations: Subject to the provisions of this Article and of the Certificate of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption and registration of certificates for shares of the stock of the Corporation.

Section 6.04. Closing of Transfer Books and Fixing of Record Date: The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a record date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meetings and any adjournments thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. (D.C.L. Section 213.)

Section 6.05. Dividend Dates: The Board of Directors shall fix from time to time the dates for the payment of dividends on the stock of the Corporation.

Section 6.06. Lost or Destroyed Certificates: The Corporation may issue a new certificate for stock of the Corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to Indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so. (D.C.L. Section 167.)

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01. Offices: The Corporation may establish and maintain one or more offices outside of the State of Delaware, in such place or places as the Board of Directors from time to time may determine. (D.C.L. Section 122(8).)

Section 7.02. Fiscal Year: The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months beginning on the first day of January in each year and ending on the thirty-first day of the following December.

Section 7.03. Corporate Seal: The corporate seal of the Corporation shall be circular in form and shall have inscribed “Phelps Dodge Outokumpu Copper Oy International Corporation”, Incorporated 1961, Delaware’. The form of this seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

Section 7.04. Reimbursement of Litigation Expenses, etc.: The Company shall indemnify any and all of its Directors of officers, or former Directors of officers, or any person who may have served at its request as a Director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses, including attorneys’ fees, actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Directors of officers, or a Director or officer, of the Company’ or of such other corporation, except in relation to matters as to which any such Director or officer, or former Director or officer, or person, shall be adjudged, in such action, suit or proceeding, to be liable for negligence or misconduct in the performance of duty. Such right of indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other provision of these By-Laws, or under any agreement, vote of stockholders, or otherwise. (D.C.L. Section 122.)

ARTICLE VIII

AMENDMENTS

Section 8.01. Amendments: All By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, either

(a) by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote, given at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

(b) by the affirmative vote of at least a majority of the total authorized number of directors given at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law. (D.C.L. Section 109.)

The stockholders, however, by an affirmative vote of the character specified in the foregoing clause (a) of this Section 8.01, at any time may provide in the By-Laws that any specified provision or provisions of the By-Laws may not be amended, altered or repealed by the Board of Directors.

No amendment of this Section 8.01 or Section 2.09, shall be made except by the stockholders in the manner specified in clause (a) of this Section 8.01.

PHELPS DODGE AFRICA CABLE CORPORATION

Amendment to Bylaws adopted May 7, 2002

Article II Section 2.02 is amended to read as follows:

“Section 2.02. Number and Term of Office: The Board of Directors shall consist of not less than three Directors, such number to be fixed from time to time by resolution of the stockholders or the Board of Directors. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her death, or until he or she shall have resigned in the manner provided in Section 2.08 hereof, or shall have been removed in the manner provided in Section 2.09 hereof.”